Exhibit 10.4

Execution Version

NorthStar Asset Management Group, Inc.

October 13, 2016

Ronald Lieberman

c/o NorthStar Asset Management Group Inc.

399 Park Avenue, 18th Floor

New York, NY  10022

Dear Ron:

The purpose of this letter is to amend the letter agreement entered into by and among you Northstar Asset Management Group Inc. (“NSAM”) and NorthStar Realty Finance Corp. (“NRF”) dated as of June 2, 2016 (the “Original Letter Agreement”).  All capitalized terms in this letter that are not otherwise defined will have the meaning set forth in the Original Letter Agreement.

The parties acknowledge and agree that the last sentence of the third paragraph of the Original Letter Agreement will be deleted and replaced in its entirety by the following:

“The number of Shares subject to the Replacement Award will be determined by dividing (i) $5,416,813 by (ii) the greater of (A) the volume weighted average price of a Share over the first five trading days immediately following the Closing Date and (B) $15 per Share.”

Except as expressly amended hereby, the Original Letter Agreement shall remain in full force and effect in accordance with its original terms.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Please sign below to indicate your acknowledgement and acceptance of the terms of this side letter.

Very truly yours, NORTHSTAR ASSET MANAGEMENT GROUP INC.

By:	/s/ ALBERT TYLIS
Name:	Albert Tylis
Title:	President

Agreed to and acknowledged

as of the 13th day of October, 2016:

/s/ RONALD LIEBERMAN

[SIGNATURE PAGE LIEBERMAN SIDE LETTER]

Agreed to and acknowledged by:

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ DEBRA A. HESS
Name:	Debra A. Hess
Title:	Chief Financial Officer

[SIGNATURE PAGE LIEBERMAN SIDE LETTER]